UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2010

LaBRANCHE & CO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15251	13-4064735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Whitehall Street, New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 425-1144

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Summary of Material Features of Compensation Plans Approved by Stockholders

LaBranche & Co Inc. 2010 Equity Incentive Plan

At 2010 Annual General Meeting of Stockholders (the “2010 Annual Meeting”) of LaBranche & Co Inc. (the “Company,” “we,” “our” or “us”), held on May 18, 2010, the stockholders approved the LaBranche & Co Inc. 2010 Equity Incentive Plan, which is designed to replace the Company’s 1999 Equity Incentive Plan that expired in August 2009.

Administration

The 2010 Equity Incentive Plan will be administered by the compensation committee of the Company’s Board of Directors (the “Compensation Committee”). The Compensation Committee consists of not less than three of our directors, all of whom are “outside” directors, as defined in Section 162(m) of the Internal Revenue Code (the “Code”), and “non-employee” directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Compensation Committee members serve at the pleasure of our Board of Directors.

The Compensation Committee will have full power to interpret and administer the 2010 Equity Incentive Plan and full authority to select each individual to whom awards will be granted (each, a “participant”) and to determine the type and amount of awards to be granted, the consideration (if any) to be paid for such awards, the timing of such awards, and the other terms and conditions of awards granted under the Plan.

The Compensation Committee will also have the authority to adopt, alter, change, and repeal such rules, regulations, guidelines, and practices governing the 2010 Equity Incentive Plan, to interpret the terms and provisions of the plan and any award issued under the plan (and related award agreements), to our direct employees or other advisors to prepare such materials or perform such analyses as the Compensation Committee deems necessary or appropriate, and otherwise to supervise the administration of the 2010 Equity Incentive Plan.

Eligibility

Participants under the 2010 Equity Incentive Plan may include directors, officers and other employees of our Company and its subsidiaries and affiliates (but excluding members of the Compensation Committee and any other person who serves only as a director) who are responsible for or contribute to the management, growth or profitability of the business of the company, our subsidiaries or affiliates (“eligible persons”).

“Affiliate” includes any entity (other than our Company and its subsidiaries) that is designated by the Board of Directors as a participating employer under the 2010 Equity Incentive Plan.

Notwithstanding the foregoing, automatic awards of unrestricted shares of our common stock will be made to members of our Board of Directors who are not employees of, or consultants to, our Company. Each of our non-employee directors shall, in lieu of receiving cash payment of any attendance fees payable for Board or committee meetings attended by such director during each calendar year, be entitled to receive, promptly following the completion of such calendar year, the number of unrestricted shares of common stock (rounded up to the nearest whole number) determined by dividing the aggregate amount of attendance fees otherwise payable to him or her for such calendar year by the shall be the closing sales price of a share of our common stock on the first trading day of the calendar year following the calendar year on which the meetings were attended.

Stock Subject to the Plan

2,000,000 shares of our common stock are reserved and available for awards under the 2010 Equity Incentive Plan, and the maximum number of shares of stock available (but not reserved) for awards of incentive stock options is also 2,000,000. Any stock issued under the 2010 Incentive Plan may consist of authorized and unissued shares or treasury shares.

If any stock subject to any award granted under the 2010 Equity Incentive Plan is forfeited, or an award otherwise terminates or expires without the issuance of stock, the stock that is subject to such award will again be available for distribution in connection with future awards under the 2010 Equity Incentive Plan.

In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, reverse share split, combination of shares, or other change in the corporate or capital structure of the company affecting our shares of common stock, to prevent dilution or enlargement of rights, an appropriate substitution or adjustment will be made in (1) the aggregate number of shares of stock reserved for issuance under the 2010 Equity Incentive Plan, (2) the maximum number of shares or units that may be subject to awards granted under the 2010 Equity Incentive Plan to any eligible person during any calendar year or other period, (3) the number and option exercise price of shares subject to outstanding options or stock appreciation rights granted under the plan, (4) the number of shares subject to restricted stock awards granted under the plan, and (5) the number of restricted stock units granted under the plan. The number of shares subject to any award of restricted stock, stock options, or stock appreciation rights will always be a whole number, and any fractional shares will be eliminated.

No participant may be granted awards under the 2010 Equity Incentive Plan with respect to an aggregate of more than 500,000 shares of stock (subject to the adjustments described above) during any calendar year.

Terms Applicable to All Awards

Subject to the provisions of the 2010 Equity Incentive Plan, awards may be granted to eligible persons at any time and from time to time as determined by the Compensation Committee. The Compensation Committee will determine the individuals to whom, and the time or times at which, grants of awards will be made; the number of shares of restricted stock, restricted stock units, stock options, or other interests to be awarded to each eligible person; the price (if any) to be paid by the eligible person and any other restrictions applicable to, such awards; and the other terms and conditions of such awards in addition to those set forth in the 2010 Equity Incentive Plan.

All awards granted under the 2010 Equity Incentive Plan will be subject to the following provisions and will contain such additional provisions as the Compensation Committee deems advisable:

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The participant must accept the award by executing an award agreement (the terms of which will be determined by the Compensation Committee), delivering an executed copy of the award agreement to us, and paying the required purchase price (if any).

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Awards may include time-based awards. Time-based awards will vest, and all restrictions thereon will terminate, upon the lapse of a period of time specified by the Compensation Committee at the time of grant, provided all other conditions to vesting have been met.

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Subject to the provisions of the 2010 Equity Incentive Plan and related award agreement, during the period commencing on the date of the award and expiring on the date on which all conditions to vesting of such award have been satisfied (the “restriction period”), a participant will not be permitted to sell, transfer, pledge, assign, or otherwise encumber such award, or the stock, units, or other interests subject to such award, other than by will or the laws of descent and distribution. Subject to these limitations, the Compensation Committee may provide for the lapse of such restrictions and conditions to vesting in installments. The provisions of awards need not be the same with respect to each participant.

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Unless otherwise determined by the Compensation Committee, if a participant’s employment by our Company or any subsidiary or affiliate terminates for any reason other than death or a “disability” (each discussed below), all awards held by such participant that are unvested or subject to restriction at the time of such termination will be forfeited.

Restricted Stock Unit Awards

Subject to the provisions of the 2010 Equity Incentive Plan, restricted stock units may be awarded to eligible persons at any time and from time to time as determined by the Compensation Committee. Restricted stock units awarded under the plan will be subject to the following provisions and such additional provisions as the Compensation Committee deems desirable:

•	No instruments or certificates evidencing restricted stock units will be issued, but records of all awards will be maintained by us or our designee.

•	The participant will not have the right to vote the shares represented by restricted stock units prior to the vesting of such units.

•	The participant will not have the right to receive any dividends on shares represented by restricted stock units prior to the vesting of such units.

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If a participant’s employment by our Company or any subsidiary or affiliate terminates by reason of death or disability, any restricted stock units held by such participant at the time of death or disability will vest

Restricted Stock Awards

Subject to the provisions of the 2010 Equity Incentive Plan, restricted stock may be awarded to eligible persons at any time and from time to time as determined by the Committee. Restricted stock awarded under the Plan will be subject to the following provisions, and such additional provisions as the Committee deems desirable:

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Each participant receiving a restricted stock award will be issued a stock certificate in respect of such shares of restricted stock. Such certificate will be registered in the name of such participant, and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award. The stock certificate evidencing such shares of restricted stock will be delivered to and held by us, or our designee, until the restrictions on such shares lapse or any conditions to the vesting of such award are satisfied. However, at our option, any shares of restricted stock awarded to any participant may be issued and held in book entry form. In such event, no stock certificates evidencing such shares will be issued and the applicable restrictions will be noted in the records of our transfer agent and in the book entry system.

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Except as provided otherwise in the 2010 Equity Incentive Plan or the award agreement, the participant will have, with respect to the shares of restricted stock awarded, all of the rights of a stockholder of our Company, including the right to vote the stock and the right to receive any dividends or other distributions on such shares. However, the Compensation Committee may determine, with respect to any award of restricted stock, that cash dividends or other distributions declared on the restricted stock will not be paid or distributed immediately, but will be subject to all the terms and conditions regarding vesting, restrictions and forfeiture that apply to the shares of restricted stock to which such dividends or distributions relate. In each such instance, the Compensation Committee will also determine at the time of the award all necessary or appropriate details concerning such delayed dividends and distributions. Stock dividends issued with respect to restricted stock will be treated as additional shares of restricted stock that are subject to the same restrictions and other terms and conditions, including vesting and forfeiture provisions, that apply to the shares with respect to which such dividends are issued.

If a participant’s employment by our Company or any subsidiary or affiliate terminates by reason of death or disability, then any award of restricted stock held by such participant at the time of death will vest and any restrictions will lapse after such termination.

Stock Option Awards

Stock options may be granted under the 2010 Equity Incentive Plan to eligible persons as determined by the Compensation Committee. The Compensation Committee will have the authority to grant to participants incentive stock options, non-qualified stock options, or a combination of both types of options, subject to the requirements of the plan. Incentive stock options are stock options intended to satisfy the requirements of Section 422 of the Code or any successor to Section 422. Non-qualified stock options are stock options that do not qualify as incentive stock options. Stock options granted under the 2010 Equity Incentive Plan will be subject to the following requirements and will contain such additional provisions, not inconsistent with the terms of the plan, as the Compensation Committee deems desirable:

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The option exercise price per share of stock purchasable under a non-qualified stock option will be determined by the Compensation Committee and will be not less than 100% of the fair market value of the stock on the date of grant. The option exercise price per share of stock purchasable under an incentive stock option will be determined by the Compensation Committee and will be not less than 100% of the fair market value of the stock at the date of grant (or 110% of the fair market value of the stock at the date of grant in the case of a participant who at the date of grant owns more than ten percent of the total combined voting power of all classes of stock of the company or our subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code) (a “10% participant”).

Unless and to the extent otherwise approved by the Company’s stockholders, under no circumstances may the Board of Directors or the Compensation Committee authorize a repricing of any outstanding options. For these purposes, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) amending the terms of an option to lower its exercise price, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling an option at a time when its exercise price is equal to or greater than the fair market value of the underlying common stock, in exchange for another option, restricted stock, cash, or other equity award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

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The option term will be determined by the Compensation Committee and may not exceed ten years from the date the option is granted (or, five years in the case of an incentive stock option awarded to a 10% participant).

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Stock options will be exercisable subject to the requirements determined by the Compensation Committee. If any stock option is exercisable only in installments or only after a specified vesting date, the Compensation Committee may accelerate or waive, in whole or in part, such installment exercise provisions or vesting date, at any time at or after grant based on such factors as the Compensation Committee determines, provided such action would not result in the loss of any exemption under Rule 16b-3 of the 1934 Act.

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Stock options may be exercised in whole or in part, at any time after vesting during the option term, by providing appropriate notice to us and payment in full of the option exercise price of the shares of stock for which the option is exercised, in cash or by check or by such other instrument or arrangement as the Compensation Committee may approve. Unless otherwise determined by the Compensation Committee, payment, in full or in part, of the option price of incentive stock options and non-qualified stock options may be made in the form of unrestricted stock which has been owned by the participant for more than six (6) months, valued at the fair market value of the stock on the date the option is exercised.

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A participant will not have rights to dividends or any voting or other rights of a stockholder with respect to any stock subject to an option until the participant gives appropriate notice of exercise, has paid in full for such shares, has given, if requested by our Company, a representation that he or she is acquiring the stock without any intent to distribute it, and such shares are issued to the participant.

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All stock options will be exercisable during the participant’s lifetime only by the participant or, if the participant is unable to exercise an option as a result of the participant’s disability, by his or her authorized legal representative.

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If a participant’s employment by our Company or any subsidiary or affiliate terminates by reason of death or disability, then any award of stock options held by him or her may be exercised after such termination, to the extent such option was exercisable at the time of death or would have become exercisable within one year from the time of death or disability had the participant continued to fulfill all conditions of the option during such period (or on such accelerated basis as the Compensation Committee may determine), by the estate of the participant for a period of one year (or such other period as the Compensation Committee may specify) from the date of the participant’s death, subject to certain restrictions. The balance of the award, if any, will be forfeited.

Unless otherwise determined by the Compensation Committee, if a participant’s employment by our Company or any subsidiary or affiliate terminates for any reason other than death, disability or for cause, all stock options held by the participant will immediately terminate, except that, as to any option installment that was exercisable at the time of termination, the option may be exercised at any time on or before the earlier of sixty (60) days after the date of such termination or the applicable expiration date of the award.

Incentive Stock Options. Only employees of our Company or a subsidiary will be eligible to receive incentive stock options. An incentive stock option will be exercisable by (1) a participant’s authorized legal representative (if the participant is unable to exercise the incentive stock option as a result of the participant’s disability) only if, and to the extent, permitted by Code Section 422 and Section 16 of the 1934 Act, and the rules and regulations under Code Section 422 and Section 16, and (2) by the participant’s estate, in the case of death, or authorized legal representative, in the case of disability, no later than ten (10) years from the date the incentive stock option was granted (or five years in the case of a 10% participant) (in addition to any other restrictions or limitations that may apply). Regardless of any provisions in the 2010 Equity Incentive Plan to the contrary, no provision of the plan relating to incentive stock options may be interpreted, amended or altered, nor may any discretion or authority granted under the plan be exercised, so as to disqualify the Plan under Code Section 422, or, without the consent of the participant(s) affected, to disqualify any incentive stock option under such Section 422 or any successor to Section 422.

Stock Appreciation Right Awards

Stock appreciation rights may be granted alone, in addition to or in tandem with other awards granted under the 2010 Equity Incentive Plan or cash awards made outside of the plan. In the case of an award of stock appreciation rights relating to an award of non-qualified stock options, such rights may be granted either at or after the time of the grant of the related non-qualified stock options. In the case of incentive stock options, such rights may be granted in tandem with incentive stock options only at the time of the grant of such incentive stock options and exercised only when the fair market value of the stock subject to the option exceeds the exercise price of the option.

Stock appreciation rights issued in tandem with stock options (“tandem SARs”) will terminate and will cease to be exercisable upon the termination or exercise of the related stock option, subject to such provisions as the Compensation Committee may specify if a stock appreciation right is granted with respect to less than the full number of shares of stock subject to the related stock option.

All stock appreciation rights granted under the 2010 Equity Incentive Plan will be exercised, subject to the provisions below, in accordance with the procedures established by the Compensation Committee for such purpose. Upon such exercise, the participant will be entitled to receive an amount determined in the manner described below and in the award agreement.

Stock appreciation rights granted under the 2010 Equity Incentive Plan will be subject to the following provisions and will be subject to such additional provisions, not inconsistent with the provisions of the plan, as the Compensation Committee deems desirable:

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Tandem SARs will be exercisable only at such time(s) and to the extent that the stock options to which they relate are exercisable in accordance with the provisions of the plan governing stock options and stock appreciation rights. Stock appreciation rights granted separately from stock options (“freestanding SARs”) will be exercisable as the Compensation Committee determines.

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Upon the exercise of a stock appreciation right, a participant will be entitled to receive an amount in cash or shares of stock, as determined by the Compensation Committee, equal in value to the excess of the fair market value of one share of stock on the date of exercise of the stock appreciation right over (1) the option price per share specified in the related stock option in the case of tandem SARs, which price will be fixed no later than the date of grant of the tandem SARs, or (2) the price per share specified in the related award agreement in the case of freestanding SARs, which price will be not less than the fair market value of the stock on the date of grant, multiplied by the number of shares of stock in respect of which the stock appreciation right will have been exercised. The Compensation Committee will have the right to determine the form of payment (i.e., cash, stock, or any combination of cash and stock) and to approve any election by the participant to receive cash, in whole or in part, upon exercise of the stock appreciation right. When payment is made in stock, the number of shares of stock to be paid will be calculated on the basis of the fair market value of the stock on the date of exercise. Notwithstanding the foregoing, the Compensation Committee may limit the appreciation in value of any stock appreciation right at any time prior to exercise.

•	Upon the exercise of a tandem SAR, the related stock option must also be exercised at the same time.

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The Compensation Committee may grant “limited” stock appreciation rights, which are freestanding SARs that become exercisable only in the event of a “change in control” (as defined below), subject to such requirements as the Compensation Committee may specify. Limited stock appreciation rights will be settled solely in cash.

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Stock appreciation rights will not be transferable by the participant other than by will or by the laws of descent and distribution, and all stock appreciation rights will be exercisable, during the participant’s lifetime, only by the participant or, subject to the provision below, by his or her authorized legal representative if the participant is unable to exercise a stock appreciation right as a result of the participant’s disability.

Right of Recoupment

We have the right to recoup performance-based awards to any employee, including senior executive officers and officers, that have previously vested or been paid in certain circumstances. This policy applies to all cash incentives, equity incentives, restricted stock/units, options (vested or unvested), or other retention amounts under any plan or arrangement sponsored by our Company. If our Board or an appropriate Committee of the Board determines that, as a result of an act of embezzlement, fraud, breach of fiduciary duty, or other misconduct, a restatement either directly or indirectly of our financial statements, or a significant write-off not in the ordinary course affecting our financial statements, the senior officer, officer or other employee has received more compensation than would have been paid absent the embezzlement, fraud, misconduct, write-off or incorrect financial statement, the Board or Committee, in its discretion, shall take such action as it deems necessary or appropriate to address the events that gave rise to the embezzlement, fraud, misconduct, write-off or restatement and to prevent its recurrence.

The Board or Committee may require reimbursement of the after-tax portion of any cash compensation awarded to such senior executive officer, officer or other employee or cancel unvested restricted stock or outstanding stock option awards previously granted to such senior executive officers, officers or employees in the amount by which such performance-based compensation awarded to them exceeded any lower payment that would have been made taking into account the effect of the fraud, misconduct, write-off or restated financial results. In addition, the Board or Committee may also seek to recoup any after tax gains realized in respect of equity based compensation, including stock options and restricted stock/units regardless of when issued. Such recovery, at the Board or Committee’s discretion, may be made by lump sum payment, installment payments, credits against unvested awards made under the plan, credits against future bonus or other incentive payments or awards, or other appropriate mechanism. We have this right of recoupment whether or not the employee in question was at fault or responsible for causing the embezzlement, fraud, misconduct, write-off or restatement in question. We believe this provision provides a strong risk mitigation incentive for our senior executive officers and other employees.

Change in Control Provision

A “change in control” is defined by the 2010 Equity Incentive Plan to mean a change in the ownership of our Company, a change in effective control of our Company, or a change in the ownership of a substantial portion of our Company’s assets, each as defined in Code Section 409A. Under Code Section 409A, a change in control is generally deemed to occur if any of the following occurs:

•	change in ownership is considered to be the acquisition of over 50% of our fair market value or total voting power by a person or persons acting as a group.

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during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with us to effect a change in control transaction whose election by the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or person other than the Board, cease for any reason to constitute at least a majority of the Board.

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our stockholders of approve a plan or agreement for the sale or disposition of all or substantially all of our assets (other than such a sale or disposition immediately after which such assets shall be owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of the common stock immediately prior to such sale or disposition).

Unless otherwise provided in the applicable award agreement, in the event of a merger, consolidation, mandatory share exchange or other similar business combination of our Company with or into any other entity, a spin-off of an entity, or any transaction in which another person or entity acquires all our issued and outstanding common stock, or all or substantially all the assets of our Company , outstanding awards may be assumed or an equivalent award may be substituted by the person or entity or a parent or subsidiary of the person or entity.

To the extent any such award constitutes deferred compensation under Code Section 409A, the required distribution to any “specified employee” as defined under Code Section 409A may not occur until six (6) months and one (1) day after the applicable vesting date.

Amendments and Termination

Our Board of Directors may amend, supplement, alter, or discontinue the 2010 Equity Incentive Plan at any time, but no such action will impair the rights under any award previously granted under the 2010 Equity Incentive Plan without the participant’s consent. We will submit to our stockholders, for their approval, any amendments to the plan that are required, either by law or the rules and regulations of any governmental authority or any stock exchange upon which the stock is then traded, to be approved by stockholders. Our shares of common stock are currently traded on the NYSE.

Subject to changes in law or other legal requirements that would permit otherwise, the 2010 Equity Incentive Plan may not be amended without the approval of the stockholders, to (1) increase the total number of shares of stock that may be issued under the 2010 Equity Incentive Plan or to any individual during any calendar year (except for adjustments described above), (2) permit the granting of stock options or stock appreciation rights with option exercise prices lower than 100% of the fair market value of the stock on the date of the grant, or permit the Compensation Committee to reduce the exercise price of previously issued and outstanding stock options or stock appreciation rights, (3) modify the 2010 Equity Incentive Plan’s eligibility requirements, or (4) increase the number of shares that may be awarded in the form of incentive stock options.

The Compensation Committee, at any time, may amend the terms of any outstanding award, but no such amendment will be made that would: (1) impair the rights under an award previously granted without the participant’s consent; (2) in the case of any award of a stock option or stock appreciation right, reduce the exercise price relating to such award or, in any other case, reduce the purchase price (if any) of the stock which is subject to an outstanding award; (3) make the applicable exemptions provided by Rule 16b-3 under the 1934 Act unavailable to any participant that is subject to Section 16 of the 1934 Act and holds an award, without the participant’s consent; or (4) with respect to any award subject to the restrictions on deferred compensation under Code Section 409A, result in a modification of the timing or form of payment of such compensation under such award except to the extent permitted by Code Section 409A and the regulations under Section 409A.

Subject to the above provisions, our Board of Directors will have all necessary authority to amend the 2010 Equity Incentive Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Term of Plan

No award will be granted pursuant to the 2010 Equity Incentive Plan on or after January 14, 2020, but awards granted prior to such date may extend beyond that date, subject to the terms of the 2010 Equity Incentive Plan and any applicable award agreement.

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the Plan, attached as Exhibit 10.1 hereto and incorporated herein by reference.

New Senior Executive Bonus Plan

At the 2010 Annual Meeting, the Company’s stockholders approved a new Senior Executive Bonus Plan (the “New Senior Plan”) to replace the Company’s former Senior Executive Bonus Plan (the “Former Senior Plan”). The Former Senior Plan was approved by the Company’s stockholders at the 2003 annual meeting of stockholders and an amendment to the Former Senior Plan was approved by the Company’s stockholders at the 2006 annual meeting of stockholders. Upon approval of the New Senior Plan, the Former Senior Plan terminated.

The New Senior Plan was adopted by our Board of Directors on March 19, 2010 and the participants under this Plan are our five named executive officers. The purpose of the Bonus Plan is to motivate and reward short-term officer performance through the payment of cash award amounts based upon performance to pre-established metrics.

Under the New Senior Plan, each named executive officer’s incentive opportunity is based upon the level of achievement of our Company’s and individual performance metrics established by the Compensation Committee. Eligibility under the New Senior Plan is limited to “covered employees’ within the meaning of Section 162(m)(4) of the Code and the underlying Treasury Regulations, and such other employees as determined by the Compensation Committee in its discretion.

Performance Goals under the New Senior Plan shall be based on any of the following business criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, as the Compensation Committee may determine: (a) sales or revenue; (b) earnings per share; (c) measurable achievement in quality, operation and compliance initiatives; (d) objectively determinable measure of non-financial operating and management performance objectives; (e) net earnings (either before or after interest, taxes, depreciation and amortization); (f) economic value-added (as determined by the Committee); (g) net income (either before or after taxes); (h) operating earnings; (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) cash flow return on capital; (k) return on net assets; (l) return on stockholders’ equity; (m) return on assets; (n) return on capital; (o) stockholder returns, dividends and/or other distributions; (p) return on sales; (q) gross or net profit margin; (r) productivity; (s) expenses; (t) gross or net margins; (u) operating efficiency; (v) customer satisfaction; (w) working capital; (x) debt; (y) debt reduction; (z) price per share of stock; (aa) market share; (bb) completion of acquisitions; dispositions and start-up activities; (cc) business expansion; (dd) product diversification; (ee) new or expanded market penetration and (ff) book value. The foregoing criteria shall have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: (pp) extraordinary, unusual or non-recurring items; (qq) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (rr) effects of currency fluctuations; (ss) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (tt) expenses for restructuring, productivity initiatives or new business initiatives; (uu) impairment of tangible or intangible assets; (vv) litigation or claim judgments or settlements; (ww) non-operating items; (xx) acquisition expenses; (yy) discontinued operations; and (zz) effects of assets sales or divestitures. Any such business criterion or combination of such criteria may apply to the Covered Employee’s bonus opportunity in its entirety or to any designed portion or portions of the bonus opportunity, as the Compensation Committee may specify.

Following the completion of a performance period, the Compensation Committee will review the performance of the participating officers against the established performance goals. Cash bonus awards are then paid after the Compensation Committee has determined the extent to which the performance goals have been achieved. The New Senior Plan allows the Compensation Committee to reduce but not increase the amount of an award that is otherwise payable to a participant upon achievement of the performance goals. The New Senior Plan specifies that payments will be in a lump-sum, and will be made no later than the date that is two and one-half months following the close of the calendar year in which such bonus was earned. The Code requires that the New Senior Plan contain a limit on the amount any one officer may receive in order for bonuses to be tax deductible to our Company. The maximum bonus that can be paid to any officer under the New Senior Plan is $10 million.

Although the New Senior Plan provides for a bonus formula to determine a maximum bonus payable, the Compensation Committee reserves the right to use its negative discretion to reduce the amount actually paid to each participant under the plan, as was the case in the Former Senior Plan. Under the Former Senior Plan, our Compensation Committee has always used its negative discretion to reduce the amounts actually paid to the participants under the plan.

No award intended to qualify as performance-based compensation for purposes of Section 162(m) may be paid for 2010 and thereafter under the New Senior Plan unless and until our stockholders have approved the New Senior Plan in a manner which complies with the shareholder approval requirements of Section 162(m).

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the New Senior Plan, attached as Exhibit 10.2 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Four proposals were submitted to, and approved by, the Company’s stockholders at the 2010 Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 8, 2010 and supplemented on May 10, 2010. The final results for each proposal are set forth below.

PROPOSAL 1: Election of Directors

The Company’s stockholders elected two Class II directors to the Company’s Board of Directors, to hold office until the Company’s 2013 annual meeting of stockholders or until their respective successors are elected and qualified. The votes regarding this proposal were as follows:

	FOR	WITHHELD	BROKER NONVOTES
Katherine Elizabeth Dietze	26,479,400	4,237,450	5,814,052
Donald E. Kiernan	26,478,250	4,238,600	5,814,052

In addition, the terms of the following directors continued after the Annual Meeting for the remainder of their respective three-year terms: Stuart M. Robbins, as a Class III director, expiring at the 2011 annual meeting of stockholders; and George M.L. LaBranche, IV and Alfred O. Hayward, Jr., as Class I directors, expiring at the 2012 annual meeting of stockholders.

PROPOSAL 2: Approval of the new LaBranche & Co Inc. 2010 Equity Incentive Plan

The Company’s stockholders approved the Company’s new LaBranche & Co Inc. 2010 Equity Incentive Plan under which the Company can issue up to 2,000,000 shares of the Company’s common stock as equity compensation, as described in the Proxy Statement for the Annual Meeting and the May 10, 2010 supplement thereto. The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NONVOTES
24,966,690	5,676,105	74,055	5,814,052

PROPOSAL 3: Approval of a new Senior Executive Bonus Plan

The Company’s stockholders approved the Company’s new Senior Executive Bonus Plan to replace the Company’s former Senior Executive Bonus Plan, as described in the Proxy Statement for the Annual Meeting. The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NONVOTES
25,947,534	4,690,365	78,951	5,814,052

PROPOSAL 4: Ratification of Approintment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Rothstein, Kass & Company, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NONVOTES
36,170,128	153,124	207,650	—

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	LaBranche & Co Inc. 2010 Equity Incentive Plan, as amended

10.2	Senior Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBRANCHE & CO INC.

Date: May 24, 2010	By:	/s/ Jeffrey A. McCutcheon
	Name:	Jeffrey A. McCutcheon
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	LaBranche & Co Inc. 2010 Equity Incentive Plan, as amended

10.2	Senior Executive Bonus Plan